EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as  of  December 4, 2000 by and between AMRESCO, INC., a Delaware
corporation   (the  "Company"),  and  Randolph  E.   Brown   (the
"Executive").

                         R E C I T A L S

      The Company wishes to assure itself of the continued services of the Executive for the period provided herein and the Executive wishes to continue in the employ of the Company, on the terms and conditions hereinafter provided.

                        A G R E E M E N T

      Based on the recitals set forth above and the mutual promises contained herein, the parties agree as follows:

                            ARTICLE 1

                           Employment

     1.1 Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company for the
period  and upon the terms and conditions contained herein.   The
Executive hereby represents and warrants to the Company that the execution hereof by the Executive and the Executive's performance of his duties hereunder will not conflict with, cause a default under, or give any party a right to damages under any other agreement to which the Executive is a party or is bound.


     1.2  Office and Duties.

          (a) Position. The Executive shall serve as the Chairman of the Board and Chief Executive Officer of the Company. The Executive shall enjoy and exercise the powers, duties and responsibilities normally associated with the previously described positions in accordance with customary industry practices. The Executive may also serve in such other capacities and with such other responsibilities and upon such additional terms and conditions as may be mutually agreed upon from time to time by the Executive and the Company.

          (b) Commitment. Throughout the Term (as hereinafter defined), the Executive shall devote substantially all of the Executive's professional time, energy, skill and efforts to the performance of the Executive's duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company and its subsidiaries (the "Subsidiaries").

     1.3 Term. The Term (herein so called) hereof shall commence on the date hereof and shall end at the close of business on December 4, 2003, unless earlier terminated in accordance with the terms hereof.

     1.4  Compensation.

          (a) Base Salary. The Company shall pay the Executive as compensation, in accordance with the Company's ordinary payroll and withholding practices, an aggregate salary ("Base Salary") of Three Hundred Thousand Dollars ($300,000.00) per year during the Term, or such greater amount as shall be approved by the Company's Board of Directors (the "Board").

          (b) Discretionary Bonus. During the Term, the Executive shall be eligible to receive an annual bonus in an amount determined in the discretion of the Board.

          (c) Payment and Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing the Executive's obligations hereunder in accordance with the policies and procedures of the Company for its officers, provided that the Executive properly accounts therefor in accordance with the regular policies of the Company.

          (d) Fringe Benefits and Perquisites. During the Term, the Executive shall be entitled to participate in or receive benefits under any plan or arrangement generally made available by the Company to its officers and employees, including, but not limited to, stock option plans and bonus plans, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

          (e) Vacations. During the Term and in accordance with the regular policies of the Company, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its officers generally. Unused vacation days shall be forfeited or otherwise disposed of pursuant to the Company's policy as in effect from time to time.

     1.5  Termination.

          (a)  By the Company.

     (i) Nonperformance due to Disability. The Company may terminate this Agreement for Nonperformance due to Disability. "Nonperformance due to Disability" shall exist if because of ill health, physical or mental disability, or any other reason beyond the Executive's control, and notwithstanding reasonable accommodations made by the Company, the Executive shall have been unable, unwilling or shall have failed to perform the essential functions of the Executive's job, as determined in good faith by the Board, for a period of one hundred eighty (180) days in any three hundred sixty five (365)-day period, irrespective of whether or not such days are consecutive.

     (ii) Cause. The Company may terminate the Executive's employment for Cause. Termination for "Cause" shall mean termination because of the Executive's:

     (A) indictment for a felony involving moral turpitude or relating to the Company's or any of the Subsidiaries' assets, activities, operations or employees;

     (B) commission of a material act of fraud, illegality, theft or dishonesty in the course of the Executive's employment with the Company and relating to the Company's or any of the Subsidiaries' assets, activities, operations or employees;

     (C) violation of, or failure to comply with, any material written policy of the Company that is delivered to the Executive; or

     (D) serious or substantial neglect of duty or willful gross misconduct;

          provide,  however, that the foregoing clauses  (C)  and
          (D) shall not constitute Cause unless (x) the Company first notifies the Executive in writing of the violation or failure to comply, serious or substantial neglect of conduct or willful gross misconduct specifying in reasonable detail the basis therefor and stating that it constitutes grounds for termination for Cause and (y) the Executive then fails to cease the actions or inactions that constitute the violation or failure to comply or the serious or substantial neglect of conduct or willful gross misconduct within ten (10) business days after such notice is sent or given hereunder; provided further, that clause (C) or (D) may constitute Cause without compliance by the Company with items (x) and (y) above if the violation or failure to comply, serious or substantial neglect of conduct or causes, or is reasonably likely to cause, material harm to the Company, any of the Subsidiaries or any of the assets, activities, operations or employees of the Company, or any of the Subsidiaries.

(iii)     Without Cause.  The Company may terminate the
          Executive's employment Without Cause, subject to the provisions of subsection 1.6(c) (Termination by the Company Without Cause or by the Executive for Company Breach). Termination "Without Cause" shall mean termination of the Executive's employment by the Company other than termination for Cause.

          (b)  By the Executive.

     (i) Company Breach. The Executive may terminate the Executive's employment hereunder for Company Breach. For purposes hereof "Company Breach" shall mean any material breach of Section 1.4 (Compensation) by the Company provided, however, that a material breach by the Company shall not constitute Company Breach unless
          (i) the Executive notifies the Company in writing of the breach, specifying in reasonable detail the nature of the breach and stating that such breach constitutes grounds for Company Breach and (ii) the Company fails to cure such breach within ten (10) days after such notice is sent or given hereunder.

     (ii) Good Reason. The Executive may terminate his employment for Good Reason. For purposes hereof, Good Reason shall mean:

          A. Without his express written consent, the assignment to the Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company, or a change in his reporting responsibilities, titles or offices, or any removal of the Executive from, or any failure to re-elect the Executive to, any of such positions, except in connection with the termination of his employment for Cause, death, Retirement, Disability or by the Executive other than for Good Reason;

          B. A reduction by the Company in the Executive's base salary as the same may be increased from time to time;


          C. A reduction by the Company in the bonus payable to the Executive in any year below a percentage of the Executive's then base salary equal to the average percentage of the Executive's base salary represented by the bonuses received by the Executive for the three (3) years immediately preceding the year in which a termination of employment occurs as percentages of his base salaries in each of such three (3) years. By way of example, but not in limitation of the provisions of this paragraph C, assume a termination of employment occurs in 2001, and the Executive received bonuses for each of 1998, 1999, and 2000 as follows:
          30% of his base salary for 1998; 50% of his base salary for 1999; and 50% of his base salary for 2000. If the Executive receives a bonus for 2001 which is less than 43.33% of his 2001 base salary, the Executive shall have "Good Reason" for terminating his employment under this Section 1.5;

          D. The Company's requiring the Executive to be based anywhere other than either (i) the Company's offices at which the Executive is based or the Company's offices which are no more than fifty (50) miles from the offices at which the Executive is based, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations as of the date hereof, or (ii) in the event the Executive consents to any relocation beyond such fifty (50)-mile radius, the failure by the Company to pay (or reimburse the Executive) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify the Executive against any loss (defined as the difference between the actual sale price of such residence and the higher of (x) his aggregate investment in such residence or (y) the fair market value of such residence as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Company) realized on the sale of the Executive's principal residence in connection with any such change of residence;

          E. The failure by the Company to continue in effect any benefit or compensation plan (including, but not limited to, any stock option plan, pension plan, life insurance plan, health and accident plan or disability plan) in which the Executive is participating as of the date hereof (or plans providing substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him, or the failure by the Company to provide the Executive with the number of paid vacation days to which he is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy as of the date hereof then in effect;


          F. Any failure of the Company to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 1.8;

          G. Any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 1.5(c); and for purposes hereof, no such purported termination shall be effective; or


          H. Any termination of employment by the Executive for any reason (other than Retirement) during the thirty (30) day period beginning on the first anniversary date on which a Change of Control occurs. For purposes hereof, a "Change of Control" shall mean any one of the following: (i) Continuing Directors (The term "Continuing Director" means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors.) no longer constitute a majority of the Board; (ii) any person or group of persons (as defined in Rule 13d05 under the Securities Exchange Act of 1934, as amended {Rule 130d}), together with his or its affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors; (iii) the merger or consolidation of the Company with any other entity if the Company is not the surviving entity and any person or group of persons (as defined in Rule 13d-5), together with his or its affiliates, is the beneficial owner, directly or indirectly, of 25% or more of the surviving entity's then outstanding securities entitled generally to vote for the election of the surviving entity's directors; or (iv) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

          (iii) Without Good Reason. During the Term, the Executive may terminate the Executive's employment Without Good Reason. Termination "Without Good Reason" shall mean termination of the Executive's employment by the Executive other than termination for Company Breach or for Good Reason.

          (c) Explanation of Termination of Employment. Any party terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination hereof. Within thirty (30) days after notification that the Agreement has been terminated, the terminating party shall deliver to the other party hereto a written explanation, which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Nonperformance due to Disability (if the Company has terminated the Agreement) or for Company Breach, Good Reason or Without Good Reason (if the Executive has terminated the Agreement).

          (d) Date of Termination. "Date of Termination" shall mean the date on which Notice of Termination is sent or given hereunder or the date of the Executive's death.

     1.6  Compensation Upon Termination.

          (a) Termination by the Company for Nonperformance due to Disability. If the Company terminates the Executive's employment for Nonperformance due to Disability, then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive and, if applicable, the Executive's heirs (i) accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary), 1.4(b) (Discretionary Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination and (ii) the benefits set forth in Section 1.6(d) (Severance Benefits).

          (b) Termination by the Company for Cause or by the Executive Without Good Reason. If the Company terminates the Executive's employment for Cause or if the Executive terminates the Executive's employment Without Good Reason, then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate except that the Company shall (i) pay the Executive's accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination and
     (ii) pay the Executive and, if applicable the Executive's heirs, the benefits set forth in Section 1.6(d) (Severance Benefits).

          (c) Termination by the Company Without Cause or by the Executive for Company Breach or for Good Reason.

             (i) Prior to Change of Control. If the Company terminates the Executive's employment Without Cause or if the Executive terminates his employment for Company Breach or for Good Reason prior to a Change of Control, then (i) for the thirty six (36) full months following such termination (or, if the Term would have expired in less than thirty six (36) months, then for such shorter period), the Company shall continue to pay the Executive and, if applicable, the Executive's heirs, pursuant to Sections 1.4(a) (Base Salary) and 1.4(b) (Discretionary Bonus) (provided that the annual bonus (if any) payable to the Executive pursuant to Section 1.4(b) (Discretionary Bonus) after such termination shall be the average annual bonus received by the Executive for the three (3) years prior to such termination) and (ii) the Executive and, if applicable, the Executive's heirs, shall receive the benefits set forth in Section 1.6(d) (Severance Benefits).
            (ii) After a Change of Control. If the Company terminates the Executive's employment Without Cause or if the Executive terminates his employment for Company Breach or for Good Reason after a Change of Control, then (i) for the remainder of the Term or twenty four (24) months, whichever is greater, the Company shall continue to pay the Executive and, if applicable, the Executive's heirs, pursuant to Sections 1.4(a) (Base Salary) and 1.4(b) (Discretionary Bonus) (provided that the annual bonus (if any) payable to the Executive pursuant to Section 1.4(b) (Discretionary Bonus) after such termination shall be the average annual bonus received by the Executive for the three (3) years prior to such termination) and (ii) the Executive and, if applicable, the Executive's heirs, shall receive the benefits set forth in Section 1.6(d) (Severance Benefits).

          (d) Severance Benefits. Upon termination of the Executive's employment during the Term, the Company shall permit the Executive and, if applicable, the Executive's heirs, to continue to participate in the Company's employee benefit plans, to the extent required by law and subject to the terms and conditions of such employee benefit plans

          (e) No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Section
          1.6 (Compensation Upon Termination) by seeking other employment or otherwise.


     1.7 Death of Executive. If the Executive dies prior to the expiration of the Term, then the Executive's employment and other obligations hereunder shall automatically terminate and the Company's obligation to pay salary and benefits pursuant to
Section 1.4 (Compensation) shall terminate, except that (a) the Company shall pay the Executive's estate the accrued but unpaid salary and benefits pursuant to Section 1.4 (Compensation) through the end of the month in which the Executive's death occurs and (b) the Executive's heirs will be eligible to receive the benefits set forth in Section 1.6(d) (Severance Benefits).

     1.8 Company Successors. The Company will require and cause any successor to all or substantially all of the business or assets of the Company (whether direct or indirect by purchase, merger, consolidation, reorganization, liquidation or otherwise), by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     1.9 Tax Withholding. The Company shall deduct or withhold from any amounts paid to Executive hereunder all federal, state and local income tax, Social Security, FICA, FUTA and other amounts that the Company determines are required by law to be withheld.

                            ARTICLE 2

                          Miscellaneous

     2.1 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Executive's spouse, heirs, assigns, executors or personal or legal representatives (collectively, the "Executive Affiliates") against the Company or any Company Affiliate (defined below) after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Executive or any Executive Affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2)-year period.

     2.2 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     2.3 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     2.4 Executive's Sole Remedy. The Executive's and the Executive Affiliates' sole remedy shall be against the Company (or any assignee or successor to all or substantially all the assets of the  company or any transferee in receipt of material  assets  of the  Company  transferred  in fraud of  creditors  (collectively,
"Assigns"))  for  any  Executive  Claim  (defined  below).    The
Executive and the Executive Affiliates shall have no claim or right of any nature whatsoever against any of the Company's or any if the Subsidiaries' directors, officers, employees, direct and indirect stockholders, owners, trustees, beneficiaries or agents, irrespective of when any such person held such status (collectively, the "Company Affiliates") (other than Assigns) arising out of any Executive Claim. The Executive, on his own behalf and on behalf of the Executive Affiliates, hereby releases and covenants not to sue any person other than the Company or its beneficiaries hereof for purposes of enforcing the terms of this
Section 2.4 (Executive's Sole Remedy) against the Executive and the Executive Affiliates. Except as set forth in the immediately-preceding sentence, nothing herein, express or implies, is intended to confer upon any party, other than the parties hereto, and the company's assigns, any rights, remedies, obligations or liabilities under or by reason hereof and no person who is not a party hereto may rely on the terms hereof.

      Upon termination of the Executive's employment, the sole claim of the Executive and the Executive Affiliates against the Company and its Assigns for Executive Claims will be for the amounts described in Section 1.6 (Compensation Upon Termination),
Section 1.7 (Death of Executive) and Section 2.9 (Governing Law) and the Executive and the Executive Affiliates shall have no claim against the Company or its Assigns for any Executive Claim, other than those set forth in Sections 1.6, 1.7 and 2.9, or against any Company Affiliate (other than Assigns) for Executive Claims, including without limitation any claim for damages of any nature, be they actual, direct, indirect, special, punitive or consequential. The Executive, on his own behalf and on behalf of the Executive Affiliates, hereby releases and covenants not to sue for, collect or otherwise recover any amount against the Company or its Assigns for any Executive Claim, other than amounts set forth in Sections 1.6, 1.7 and 2.9, or against any Company Affiliate (other than Assigns) for any Executive Claim. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE LIMITATIONS ON THE EXECUTIVES REMEDIES EXPRESSED IN THIS SECTION 2.4 (EXECUTIVES SOLE REMEDY) APPLY WITHOUT LIMITATION TO EXECUTIVE CLAIMS RELATING TO NEGLIGENCE.

      "Executive Claim" shall mean any claim, liability or obligation of any nature whatsoever arising out of this Agreement or an alleged breach hereof or for any other claim arising out of the Executive's employment by the Company or the termination thereof; provided, however, that the term "Executive Claim" shall not include (a) claims arising in favor of creditors of the Company generally, including claims arising out of any fraudulent conveyance or other transfer of assets in fraud of creditors, or
(b) any claim against any insurance carrier for worker's compensation benefits.

     2.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

     If to Executive:              Randolph E. Brown
                                   149 Meadow Creek Road
                                   Coppell, Texas  75019

     If to Company                 AMRESCO, INC.
                                   Suite 1900
                                   700 North Pearl Street
                                   Dallas, TX  75201
                                   Attn:  General Counsel
                                  (214)  953-7727 (fax)  (214)  969-5478

     2.6 Provisions Separable. The provisions hereof are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision
hereof,   or   the  application  thereof  to  any  situation   or
circumstance, shall be invalid or unforceable in whole or in part, then the parties shall seek in good faith to replace any such legally invalid provision or portion thereof with a valid provision that, in effect, will most nearly effectuate the
parties'  intentions  in entering into this  Agreement.   If  the
parties are not able to agree on a substitute provision within thirty (30) days after the provision initially is determined to be invalid or unforceable, then the parties agree that the invalid or unenforceable provision or portion thereof shall be reformed pursuant to Section 2.10 (Dispute Resolution) and the new  provision  shall be one that, in effect,  will  most  nearly
effectuate  the  parties'  intentions  in  entering   into   this
Agreement.

     2.7 Entire Agreement. This Agreement the Restricted Stock Agreements and the Stock Option Agreements between the Company, and the Executive and the Retention Bonus Agreement dated April 24, 2000 between the Company and the Executive (collectively, the "Employment Documents") contain the entire understanding between the parties hereto with respect to employment, compensation and benefits of the Executive, and supersede all other prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the Executive and the Company, or any of the Subsidiaries relating to the subject matter of the Employment Documents, which other prior and contemporaneous agreements and understandings, inducements or conditions shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     2.8 Headings; Index. The headings of paragraphs and Sections herein are included solely for convenience of reference and shall
not   control  the  meaning  or  interpretation  of  any  of  the provisions hereof. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     2.9 Governing Law; Attorneys' Fees. This Agreement shall be governed by and construed, interpreted and applied in accordance with the laws of the State of Texas, excluding any choice-of-law rules that would refer the matter to the laws of another jurisdiction.

      Subject to Section 2.10 (Dispute Resolution), each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement or the subject matter hereof brought by any other party.

      Subject to Section 2.10 (Dispute Resolution), to the extent permitted by applicable law, Executive hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (a) that it is not subject to the jurisdiction of the above-named courts, (b) that the action is brought in an inconvenient forum, (c) that it is immune from any legal process with respect to itself or its property, (d) that the venue of the suit, action or proceeding is improper or (e) that this Agreement of the subject matter hereof may not be enforced in or by such courts.

     The prevailing party in any action or proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.

     2.10 Dispute Resolution.

          (a) Arbitration. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection herewith or the transactions described herein as to
     the   construction,  validity,  interpretation  or  meaning,
     performance, non-performance, enforcement, operation or breach, shall be submitted to arbitration pursuant to the following procedures.

           (i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person) appointed by such party demanding arbitration, together with a statement of the matter in controversy.

            (ii) Within thirty (30) days after receipt of such demand, the other party shall, in written notice delivered to the other party, name such party's arbitrator (who shall be an impartial person). If such party fails to name an arbitrator, then the second arbitrator shall be named by American Arbitration Association (the "AAA"). The two (2) arbitrators so selected shall name a third (3rd) arbitrator (who shall be an impartial person) within thirty (30) days, or in lieu of such agreement on a third (3rd)arbitrator by the two (2) arbitrators so appointed, the third (3rd) arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the method set forth in this
          Section 2.10 (Dispute Resolution) for the original appointment of such arbitrator.

            (iii) Each party shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in Dallas, Texas at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association shall be incorporated by reference at such hearing and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply.

            (iv) The arbitration hearing shall be concluded within ten (10) days unless otherwise ordered by the arbitrators and the written award thereon shall be made within fifteen (15) days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant hereto shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the arbitrators and all related matters, and judgement on such award may be entered and enforced by either party in any court of competent jurisdiction.

            (v) Except as set forth in Section 2.10(b) (Emergency Relief), the parties stipulate that the provisions of this Section 2.10 (Dispute Resolution) shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration hereof.

     Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

          (b)  Emergency Relief.  Notwithstanding anything in this Section
    2.10 (Dispute Resolution) to the contrary and subject to the provisions of Sections 2.9 (Governing Law; Attorneys' Fees), either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

     2.11 Survival. The covenants and agreements of the parties set forth in this Article 2 (Miscellaneous) are of a continuing
nature   and   shall  survive  the  expiration,  termination   or
cancellation hereof, regardless of the reason therefor.

     2.12 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the Company's successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, reorganization, liquidation or otherwise to all or substantially all of the business or assets of the Company, and the Executive's spouses, heirs and personal and legal representatives.

     2.13 Assignment. The Executive's obligations hereunder are personal and may not be assigned (whether voluntarily, involuntarily or by operation of law) without the prior written consent of the Company. Any such attempted assignment shall be null and void.

     2.14 Amendment. This Agreement may be amended or modified only by written instrument duly executed by the Company and the Executive.

     2.15 Voluntary Agreement. The Executive acknowledges that he has had sufficient time and opportunity to read and understand this Agreement and to consult with his legal counsel and other advisors regarding the terms and conditions set forth herein.

      This Agreement has been executed and delivered as of the date first written above.

                              AMRESCO, INC.

                              By:
                                   L. Keith Blackwell
                                   President


                                   Randolph E. Brown
                                   Executive